Exhibit 2

     REVOLVING CREDIT AGREEMENT dated as of May 29, 1997, between KSW, INC., a Delaware corporation, with its principal place of business at 37-16 23rd Street, Long Island City, New York 11101 (the "Borrower") and FLEET BANK, N.A., a national banking association, with an office at 97-77 Queens Boulevard, Rego Park, New York 11374-3317 (the "Bank").


     The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS.

     1.1 DEFINED TERMS. As used herein the following terms shall have the following meanings:

          "AFFILIATE" as applied to any Person, means any other Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGREEMENT" shall mean this Revolving Credit Agreement, as the same from time to time may be amended, supplemented or modified.

          "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or permitted by law to remain closed.

          "COMMITMENT" shall mean the obligation of the Bank to make Revolving Credit Loans to the Borrower during the Commitment Period pursuant to the terms hereof as such Commitment is described in Section 2.1 hereof and is subject to reduction in accordance with the terms hereof.

          "COMMITMENT LETTER" shall mean the letter agreement between the Borrower and the Bank dated May 19, 1997.

          "COMMITMENT PERIOD" shall mean the period from and including the date hereof to and including the Termination Date or such earlier date as the Commitment shall terminate as provided herein.

          "CLEANUP LAWS" shall mean any Federal, state or local statute or regulation relating to hazardous or toxic wastes or substances or the removal thereof.

          "CONTRACTUAL OBLIGATIONS" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "CONTROLLED " and "CONTROL" shall mean any partnership, corporation or other entity of which the Borrower, alone, or the Borrower and/or one or more of its Subsidiaries, either has the power to direct the management thereof or the power to direct at least a majority of the voting interests.

          "DEFAULT" shall mean any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "DOLLARS" or "$" shall mean dollars in lawful currency of the United States of America.

          "ENVIRONMENTAL LAWS" shall mean any Federal, state or local statute or regulation relating to hazardous or toxic wastes or substances or the removal thereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EVENT OF DEFAULT" shall mean any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both or any other condition, has been satisfied.

          "GAAP" shall mean generally accepted accounting principles applied in a manner consistent with that employed in the preparation of the financial statements described in Section 3.1.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

          "GUARANTEE" or "GUARANTEES" shall mean the guarantees to be executed by the Guarantors on the Bank's standard form.

          "GUARANTOR" or "GUARANTORS" shall mean KSW Mechanical Services, Inc. and each entity required to guarantee pursuant to Section 5.9 hereof.

          "INDEBTEDNESS" shall mean, with respect to any Person, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such Person's business, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all payment obligations of such Person with respect to interest rate or currency protection agreements, (f) all obligations of such Person as an account party under any letter of credit or in respect of bankers acceptances, (g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations), (h) all guarantees of such Person and (i) the redemption price of all redeemable preferred stock of such Person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Termination Date.

          "LIEN" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "LOAN DOCUMENTS" shall mean this Agreement, the Note and the Guarantee and each document, agreement and instrument executed in connection herewith or pursuant hereto together with each document, agreement and instrument made by the Borrower or any Guarantor with or in favor of or owing to the Bank.

          "PERSON" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization or any juridical entity, or a government or state or any agency or political subdivision thereof.

          "PLAN" shall mean any plan described in Section 4021(a) of ERISA in respect of which the Borrower is an "employer" as defined in Section 3(5) of ERISA.

          "POST DEFAULT RATE" shall mean at any time a rate of interest equal to four percent (4%) per annum in excess of the rate that would then be applicable to Revolving Credit Loans.

          "PRIME RATE" shall mean the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

          "REAL PROPERTY" shall mean any real property owned or leased by the Borrower or any of its Subsidiaries or any Corporate Guarantor or any of its Subsidiaries.

          "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

          "REQUIREMENTS OF LAW" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "REVOLVING CREDIT LOAN" shall mean a Loan made pursuant to Section 2.1 hereof.

          "REVOLVING CREDIT NOTE" shall mean the Note referred to in Section 2.2 hereof.

          "SPECIFIED PERSON" shall mean either the Borrower or any of its Subsidiaries or any Corporate Guarantor or any of its Subsidiaries or any Individual Guarantor.

          "SUBSIDIARY" or "SUBSIDIARIES" of any Person shall mean any corporation or corporations of which the Person alone, or the Person and/or one or more of its Subsidiaries, owns, directly or indirectly, at least a majority of the securities having ordinary voting power for the election of directors.

          "TERMINATION DATE" shall mean May 29, 2000 or, if such date is not a Business Day, the Business Day next succeeding such date.

     1.2 ACCOUNTING TERMS. As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not specifically defined herein shall have the respective meanings given to them under GAAP.


     SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT
                 COMMITMENT AND TERM NOTE.

     2.1 REVOLVING CREDIT COMMITMENT. Subject to the terms and conditions hereof, the Bank agrees to make revolving credit loans to the Borrower (the "Revolving Credit Loans") for the account of the Borrower from time to time during the Commitment Period of which the aggregate principal amount of Revolving Credit Loans at any one time outstanding shall not exceed $2,000,000.00 (the "Commitment"). During the Commitment Period the Borrower may use the Commitment for obtaining Revolving Credit Loans by borrowing, paying, prepaying in whole or in part and reborrowing on a revolving basis, all in accordance with the terms and conditions hereof.

     2.2 REVOLVING CREDIT NOTE. The Revolving Credit Loans made by the Bank to the Borrower pursuant to Section 2.1 hereof shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A hereto with appropriate insertions (the "Revolving Credit Note"), payable to the order of the Bank and representing the obligation of the Borrower to pay the lesser of
(a) the amount of the Commitment or, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower, with interest thereon as hereinafter prescribed. The Revolving Credit Note shall (i) be dated the date hereof, (ii) be stated to mature on the Termination Date and (iii) bear interest with respect to the unpaid principal balance thereof from time to time outstanding at a rate per annum equal to one percent (1%) in excess of the Prime Rate (which interest rate will change when and as the Prime Rate changes) payable in arrears monthly on the first day of each month and on the Termination Date. In all cases interest shall be computed on the basis of a 360-day year for actual days elapsed. After any stated or accelerated maturity, the Revolving Credit Note shall bear interest at the rate set forth in Section 2.8(b) hereof.

     2.3 PROCEDURE FOR BORROWING. The Borrower may borrow under the Commitment during the Commitment Period on any Business Day by giving the Bank irrevocable notice of a request for a Revolving Credit Loan hereunder not less than one nor more than five Business Days before a proposed borrowing or continuation or conversion, setting forth (i) the amount of the Revolving Credit Loan request, which shall not be less than $50,000.00 and (ii) the requested borrowing date. Such notice shall be written (including, without limitation, via facsimile transmission) and shall be sufficient if received by 1:00 p.m. on the date on which such notice is to be given. If any such request is sent by facsimile it shall be confirmed in writing sent by the Borrower to the Bank within two Business Days thereafter. Unless notification is otherwise furnished by the Borrower to the Bank (in a manner consistent with the requirements of this Section 2.3), Revolving Credit Loans will be made by credits to the Borrower's demand deposit account maintained with the Bank.

     2.4 COMMITMENT FEE. As additional compensation for the Commitment on the revolving basis provided for herein, the Borrower agrees to pay the Bank a commitment fee for the Commitment Period at the rate of 1/2 of l% per annum on the average daily unused portion of the Commitment hereunder. Such commitment fee shall be payable quarterly, on the last day of each March, June, September, and December during the Commitment Period, commencing June 30, 1997, and on the Termination Date. If the Borrower so fails to pay any such amount to the Bank the obligations to make such payment shall bear interest from such date not paid when due at the Post Default Rate. The obligation to so pay interest shall not be construed so as to waive the requirement to pay the commitment fees as hereinabove set forth.

     2.5 REGULATORY CHANGES IN CAPITAL REQUIREMENTS. If any existing or future law, regulation or guideline or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, imposes, modifies, deems applicable or results in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments made by the Bank (or participations therein) or the Bank in anticipation of the effectiveness of any capital maintenance, capital ratio or similar requirement takes reasonable action to enable itself to comply therewith, and the result thereof is to impose upon the Bank or increase any capital requirement applicable as a result of the making or maintenance of the Commitment or participations therein (which imposition of or increase in capital requirements may be determined by the Bank's reasonable allocation of the aggregate of such capital impositions or increases) then, upon demand by the Bank, the Borrower shall immediately pay to the Bank from time to time as specified by the Bank additional commitment fees which shall be sufficient to compensate the Bank for such impositions of or increases in capital requirements, together with interest on each such amount from the date demanded until payment in full thereof at the Post Default Rate. A certificate setting forth in reasonable detail the amounts necessary to compensate the Bank as a result of any imposition of or increase in capital requirements submitted by the Bank to the Borrower shall be conclusive, absent manifest error or bad faith, as to the amount thereof. For purposes of this
Section 2.5, (a) in calculating the amount necessary to compensate the Bank for any imposition of or increase in capital requirements, the Bank shall be deemed to be entitled to a rate of return on capital (after Federal, state and local taxes) of fifteen percent (15%) per annum, and (b) all references to the "Bank" shall be deemed to include any participant in the Commitment.

     2.6 TERMINATION OR REDUCTION OF COMMITMENT. The Borrower shall have the right, upon not less than three Business Days' irrevocable written notice, to terminate the Commitment or, from time to time, to reduce the amount of the Commitment, provided that (a) any such reduction (i) shall be in the minimum amount of $50,000.00 or a multiple thereof, (ii) shall reduce permanently the amount of the Commitment then in effect, and (iii) shall be accompanied by prepayment of the Revolving Credit Loans outstanding to the extent, if any, that the Revolving Credit Loans then outstanding exceed the amount of the Commitment as then reduced, together with accrued interest on the amount so prepaid to and including the dates of each such prepayment and the payment of any unpaid commitment fee then accrued hereunder, and (b) any such termination of the Commitment shall be accompanied by prepayment in full of the Revolving Credit Loans together with accrued interest thereon to and including the date of prepayment and the payment of any unpaid commitment fee then accrued hereunder.

     2.7 PREPAYMENT. The Borrower may prepay any Revolving Credit Loan in whole or in part without premium or penalty; provided, however, that each partial prepayment on account of any Revolving Credit Loan shall be in an amount not less than $50,000.00. Any amount repaid on account of a Revolving Credit Loan may be reborrowed in accordance with the provisions of Section 2.1 hereof.

     2.8  PAYMENTS.

               (a) A11 payments (including prepayments) to be made by the Borrower on account of principal or interest with respect to Revolving Credit Loan or on account of fees or any other obligations of the Borrower to the Bank hereunder shall be made to the Bank at the office of the Bank set forth in
Section 10.1 hereof or at such other place as the Bank may from time to time designate in writing in lawful money of the United States of America in immediately available funds. The Borrower hereby authorizes and directs the Bank to charge any account of the Borrower maintained at any office of the Bank for any such payments. If any payment to be so made hereunder, or under the Revolving Credit Note, becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, to the extent permitted by applicable law, interest thereon shall be payable at the then applicable rate during such extension.

               (b) If all or a portion of the principal or interest of any Revolving Credit Loan shall not be paid when due (whether at the stated or any accelerated maturity of such Revolving Credit Loan) or if any fee or other amount due hereunder shall not be paid when due, all Revolving Credit Loans, and such interest, fee or amount due hereunder, to the extent permitted by applicable law, shall bear interest (payable on demand, and in any event on the last day of each month, and computed daily on the basis of a 360-day year for actual days elapsed) at the Post Default Rate until paid. In no event, however, shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law.

               (c) The Borrower hereby expressly authorizes the Bank to record on the schedule attached to the Revolving Credit Note the amount and date of each Revolving Credit Loan, the rate of interest thereon, the date and amount of each payment of principal and the unpaid principal balance; provided, however, that the failure of the Bank to make any such notation shall not in any manner affect the obligation of the Borrower to repay any Revolving Credit Loan in accordance with the terms hereof. All such notations shall be presumed to be correct.

          2.9 USE OF PROCEEDS. The proceeds of Revolving Credit Loans and the issuance of Letters of Credit hereunder shall be used to finance working capital requirements of the Borrower and equipment purchases.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

     In order to induce the Bank to enter into this Agreement and to make the financial accommodations herein provided for, the Borrower hereby covenants, represents and warrants to the Bank that:

     3.1 FINANCIAL CONDITION. The consolidated balance sheet of the Borrower and of the Guarantor as at December 31, 1996, and the related consolidated statements of income, retained earnings and cash flows for the fiscal year ended on such date, certified by Marden, Harrison & Kreuter, CPAs, P.C., copies of which certified statements have heretofore been furnished to the Bank, are complete and correct and present fairly the financial condition of the Borrower and the Guarantor as at such date, and the results of its operations and changes in financial position for the fiscal year then ended. Such certified financial statements, including schedules and notes thereto, have been prepared in accordance with GAAP. Neither the Borrower nor the Guarantor has any material contingent obligations, contingent liabilities or liabilities for taxes, long-term leases or unusual forward or long-term commitments, which are not reflected in the foregoing certified statements or in the notes thereto. Since the date of the aforementioned financial statements, there has been no material adverse change in the business, operations assets or financial or other condition of the Borrower or the Guarantor.

     3.2 CORPORATE EXISTENCE; COMPLIANCE WITH THE LAW. The Borrower, the Guarantor and each of their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(b) has the corporate power and authority and the legal right to own and operate its property, and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or operation of property or the conduct of its business require such qualification, and (d) is in compliance with all Requirements of Law.

     3.3 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the corporate power and authority and the legal right to make, execute, deliver and perform its obligations under this Agreement and the Revolving Credit Note, and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Revolving Credit Note and to authorize the execution, delivery and performance of this Agreement and the Revolving Credit Note. No consent or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of such Borrower) or any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the Revolving Credit Note. This Agreement and the Revolving Credit Note will be duly executed and delivered on behalf of the Borrower and this Agreement and the Revolving Credit Note, when executed and delivered, will each constitute a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     3.4 POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS OF GUARANTORS. The Guarantor has the power and authority and the legal right to make, deliver and perform the Guarantee and the transactions contemplated thereby and has taken all necessary corporate action to authorize the execution, delivery and performance of the Guarantee. No consent or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of the Guarantor) or any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of the Guarantee. The Guarantee has been duly executed and delivered by the respective parties thereto, and each such document constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally.

     3.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the Revolving Credit Note and the borrowings hereunder and the use of the proceeds thereof by the Borrower and the execution, delivery and performance of the Guarantee by the Guarantor, will not violate any Requirement of Law or any Contractual Obligation of the Borrower or the Guarantor, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation except those in favor of the Bank provided herein.

     3.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending by or against any Specified Person or against any of their properties or revenues (a) with respect to this Agreement, the Revolving Credit Note, or the Guarantee or any of the transactions contemplated hereby or thereby, or (b) which if adversely determined, would have a material adverse effect on the business, operations, property or financial or other condition of the Borrower, its Subsidiaries or the Guarantor.

     3.7 NO DEFAULT. No Specified Person is in default under or with respect to any Contractual Obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of the Borrower or any of its Subsidiaries or of the Guarantor, or which could materially and adversely affect the ability of (i) the Borrower to perform its obligations under this Agreement or the Revolving Credit Note or (ii) the Guarantor to perform its obligations under the Guarantee. No Default or Event of Default has occurred and is continuing.

     3.8 NO BURDENSOME RESTRICTIONS. No Contractual Obligation of any Specified Person and no Requirement of Law materially adversely affects, or insofar as the Borrower may reasonably foresee may so affect, the business, operations, property or financial or other condition of any such Specified Person.

     3.9 TAXES. The Borrower and the Guarantor have filed or caused to be filed all tax returns which to the knowledge of the Borrower are required to be filed, and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property.

     3.10 FEDERAL REGULATIONS. The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Revolving Credit Loans hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

     3.11 Environmental Matters.

               (a) None of the Real Property contains, or to the best knowledge of the Borrower has previously contained, any hazardous or toxic waste or substances or underground storage tanks.

               (b) The Real Property is in compliance with all applicable Federal, state and local environmental standards and requirements affecting such Real Property, and there are no environmental conditions which could interfere with the continued use of the Real Property.

               (c) Neither the Borrower nor any of its Subsidiaries nor the Guarantor has received any notices of violations or advisory action by regulatory agencies regarding environmental control matters or permit compliance.

               (d) Hazardous waste has not been transferred from any of the Real Property to any other locations which is not in compliance with all applicable environmental laws, regulations or permit requirements.

               (e) With respect to the Real Property, there are no proceedings, governmental administrative actions or judicial proceedings pending or, to the best knowledge of the Borrower, contemplated under any Federal, state or local law regulating the discharge of hazardous or toxic materials or substances into the environment, to which the Borrower or any of its Subsidiaries is named as a party.

                        SECTION 4.  CONDITIONS PRECEDENT.

     4.1 CONDITIONS OF INITIAL EXTENSIONS OF CREDIT. The obligation of the Bank to make the initial extension of credit to the Borrower hereunder is subject to the satisfaction of the following conditions precedent:

               (a) NOTE. The Bank shall have received the Revolving Credit Note conforming to the requirements hereof and duly executed by the Borrower.

               (b) GUARANTEE. The Bank shall have received the Guarantee duly executed by the Guarantor.

               (c) LEGAL OPINION. The Bank shall have received a favorable opinion of counsel to the Borrower and Guarantor covering such matters incident to the transactions contemplated by this Agreement as the Bank shall reasonably require.

               (d) CERTIFIED COPIES AND OTHER DOCUMENTS. The Bank shall have received such certificates and other documents relating to the Borrower and the Guarantor with respect to the matters herein contemplated as the Bank may request, including but not limited to:

                    (i) certificates of good standing from the Secretary of State of New York if incorporated under the laws of the State of New York or doing business in New York and, if incorporated in a jurisdiction other than New York, from the Secretary of State or applicable Governmental Authority of such jurisdiction of incorporation and from the Secretary of State or applicable Governmental Authority of each jurisdiction in which the Borrower or the Guarantor is doing business;

                    (ii) certificate of the Secretary of the Borrower dated the date of this Agreement certifying, (x) true and correct copies of the certificate of incorporation and by-laws of the Borrower as in effect on the date of adoption of the resolutions referred to in (y) of this subsection (ii),
(y) true and correct copies of resolutions adopted by the board of directors of the Borrower (1) authorizing the borrowings from the Bank hereunder, the execution, delivery and performance by the Borrower of this Agreement and the Revolving Credit Note and the performance by the Borrower of its obligations under this Agreement and the Revolving Credit Note, (2) approving forms in substantially execution form of this Agreement and the Revolving Credit Note and
(3) authorizing officers of the Borrower to execute and deliver this Agreement and the Revolving Credit Note, and (z) the incumbency and specimen signatures of the officers of the Borrower executing any documents delivered to the Bank by the Borrower in connection herewith;

                    (iii) certificate of the Secretary of the Guarantor dated the date of this Agreement certifying, (w) true and correct copies of the certificate of incorporation and by-laws of the Guarantor as in effect on the date of adoption of the resolutions referred to in (x) of this subsection (iii),
(x) true and correct copies of resolutions adopted by the board of directors of the Guarantor authorizing (1) the execution, delivery and performance by the Guarantor of the Guarantee and the performance by the Guarantor of its obligations under the Guarantee, (2) approving forms in substantially execution form of the Guarantee, and (3) authorizing officers of the Guarantor to execute and deliver the Guarantee, (y) true and correct copies of resolutions adopted by the shareholders of the Guarantor authorizing the execution and delivery of the Guarantee and (z) the incumbency and specimen signatures of the officers of the Guarantor executing any documents delivered to Bank by the Guarantor in connection herewith.

               (e) COMMITMENT LETTER. The Borrower shall have satisfied all the terms and conditions of the Commitment Letter.

               (f) ADDITIONAL MATTERS. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank and its counsel.

     4.2 CONDITIONS TO ALL REVOLVING CREDIT LOANS. The obligation of the Bank to make any Revolving Credit Loan (including the initial Revolving Credit Loan) to be made by it hereunder is subject to the satisfaction of the following conditions precedent:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower herein or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith, shall be correct on and as of the borrowing date for such extension of credit as if made on and as of such date.

               (b) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on the date an extension of credit is to be made or after giving effect to the extension of credit to be made on such date.

     Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of each such borrowing that the conditions in clauses (a) and (b) of this Section have been satisfied.

                        SECTION 5.  AFFIRMATIVE COVENANTS.

     The Borrower hereby agrees that, so long as the Commitment remains in effect, the Revolving Credit Note remains outstanding and unpaid, or any amount is owing to the Bank hereunder, the Borrower will and will cause each Specified Person as applicable to:

     5.1 CORPORATE EXISTENCE AND QUALIFICATION. Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business. In the event of dispute between the Borrower and the Bank as to when qualification is necessary, the decision of the Bank shall control.

     5.2  FINANCIAL INFORMATION AND COMPLIANCE CERTIFICATES.

               (a) The Borrower shall deliver the following financial statements and other reports to the Bank (or cause such items to be delivered):

                    (i) within 120 days after the close of each of the Borrower's fiscal years, the consolidated balance sheet, consolidated statements of income and retained earnings and cash flows of the Borrower and the Guarantor as of the last day of and for such fiscal year, each such statement to be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and certified by Marden, Harrison & Kreuter, CPAs or other firm of independent certified public accountants satisfactory to the Bank;

                    (ii) within 60 days after the close of the first 3 fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet, consolidated statements of income and retained earnings and cash flows of the Borrower and the Guarantor as of the last day of and for such quarter and for the portion of the fiscal year then elapsed each such statement to be certified by the chief financial officer of the Borrower, prepared in accordance with GAAP consistently applied consistently applied, subject to year end adjustments;

                    (iii) within 45 days after the close of each fiscal quarter, a work in progress report, an accounts receivable aging schedule and an accounts payable schedule, each in form and detail acceptable to the Bank, as of the close of such fiscal quarter; and

                    (iv) such other statements and reports as shall be reasonably requested by the Bank.

     At the time it delivers each of the financial statements described in (i) and (ii) above, the Borrower shall deliver a certificate of its president or chief financial officer demonstrating compliance with the financial covenants and stating that, except as disclosed in such certificate, the person making such certificate has no knowledge of any default or event of default.

               (b) Within five (5) days of the president or chief financial officer of the Borrower obtaining knowledge of any Default, if such Default is then continuing, the Borrower shall furnish to the Bank a certificate of such officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

     5.3 INSURANCE. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates.

     5.4 PRESERVATION OF PROPERTIES; COMPLIANCE WITH LAW. Maintain and preserve all of its properties which are used or which are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply with all Requirements of Law.

     5.5 TAXES. Duly pay and discharge all taxes or other claims which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

     5.6 MAINTAIN OPERATING ACCOUNTS. Maintain all of its primary operating accounts with the Bank.

     5.7 NOTICE OF LITIGATION. Promptly notify the Bank in writing of any material litigation, legal proceeding or dispute affecting the Borrower or any Subsidiary whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

     5.8 INDEMNITY (ENVIRONMENTAL MATTERS). Indemnify the Bank against any liability, loss, cost, damage, or expense (including, without limitation, reasonable attorneys' fees) arising from (i) the imposition or recording of a lien by any local, state, or Federal government or governmental agency or authority pursuant to any Cleanup Laws; (ii) claims of any private parties regarding violations of Cleanup Laws; and (iii) costs and expenses (including, without limitation, reasonable attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by any Specified Person or the Bank with any statute, regulation or order issued pursuant to any Cleanup Laws by any local, state or Federal government or governmental agency or authority.

     5.9 NEW SUBSIDIARIES: Cause any wholly owned Subsidiary formed after the date of this Agreement to execute and deliver to the Bank a Guaranty and obtain or cause to be obtained resolutions authorizing same and shareholder consents thereto.

                         SECTION 6. FINANCIAL COVENANTS

     The Borrower hereby agrees that, so long as the Commitment remains in effect, the Revolving Credit Note remains outstanding and unpaid, or any other amount is owing to the Bank hereunder, the Borrower and the Guarantor will maintain the following at all times on a consolidated basis:

     6.1  DEBT TO EQUITY RATIO. A ratio of debt to equity of no greater than
3.5 to 1.0. For purposes of calculating compliance with this covenant, goodwill reported on the Borrower's balance sheet shall be excluded from equity.

     6.2 CURRENT RATIO. A ratio of current assets to current liabilities of at least 1.0 to 1.0.

     6.3  TANGIBLE NET WORTH.  Tangible net worth of at least $5,900,000.

     6.4  WORKING CAPITAL.  Working capital of at least $4,500,000.

                         SECTION 7. NEGATIVE COVENANTS .

     The Borrower hereby agrees that, so long as the Commitment remains in effect, the Revolving Credit Note remains outstanding and unpaid, or any other amount is owing to the Bank hereunder it will not, nor will it permit any of its Subsidiaries or the Guarantor or any of its Subsidiaries to:

     7.1 INDEBTEDNESS FOR BORROWED MONEY. Incur, or permit to exist, any Indebtedness for borrowed money except (i) indebtedness incurred pursuant to borrowings hereunder and under any other loans made by the Bank in its discretion to the Borrower or any Subsidiary, (ii) Indebtedness existing on the date hereof and reflected in the financial statements referred to in Section 3.1 hereof and (iii) purchase money Indebtedness incurred in the acquisition of fixed assets.

     7.2 MERGERS, ACQUISITIONS AND SALES OF ASSETS. Enter into any merger or consolidation or liquidate, windup or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets (other than sales of inventory and obsolescent equipment in the ordinary course of business) or acquire by purchase or otherwise the business or assets of, or stock of, another business entity; except that (i) any Subsidiary may merge into or consolidate with any other Subsidiary which is wholly-owned by the Borrower and any Subsidiary which is wholly-owned by the Borrower may merge with or consolidate into the Borrower provided that the Borrower is the surviving corporation and (ii) the Borrower may merge into or consolidate with any other Person, or acquire by purchase or otherwise the business or assets of, or stock of, another business entity, provided in each case that immediately after giving effect thereto, no event shall occur and be continuing which constitutes a Default or an Event of Default and the Borrower is a surviving corporation.

     7.3 LOANS; INVESTMENTS. Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other Person except investments in (i) United States Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least $200,000,000; (ii) accounts receivable arising out of sales of inventory in the ordinary course of business and (iii) any investments offered by the Bank or its affiliates.

     7.4 LIENS. Create, assume or permit to exist, any Lien on any of its property or assets now owned or hereafter acquired except (i) Liens in favor of the Bank; (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with GAAP; and (iv) purchase money Liens granted to secure the unpaid purchase price of any fixed assets.

     7.5 CONTINGENT LIABILITIES. Assume, endorse, be or become liable for or guarantee the obligations of any Person excluding, however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     7.6 DIVIDENDS. Declare or pay any dividends on its capital stock (other than dividends payable solely in shares of its own common stock), or purchase, redeem, retire or otherwise acquire any of its capital stock at any time outstanding, except (i) any Subsidiary wholly owned by the Borrower may declare and pay dividends to the Borrower and (ii) the Borrower may declare and pay cash dividends out of up to fifty (50%) percent of net income of the Borrower.

     7.7 SALES OF RECEIVABLES; SALE - LEASEBACKS. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Borrower, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

     7.8 LEASE PAYMENTS. Expend in the aggregate for the Borrower and all Subsidiaries in excess of $500,000.00 in any fiscal year for the lease, rental or hire of real or personal property pursuant to any rental agreement therefor, whether an operating lease, capitalized lease or otherwise.

     7.9  NATURE OF BUSINESS.  Materially alter the nature of its business.

     7.10 STOCK OF SUBSIDIARIES. Sell or otherwise dispose of any Subsidiary (except in connection with a merger or consolidation of a Subsidiary into the Borrower or another Subsidiary) or permit a Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

     7.11 ERISA. (i) Terminate any Plan so as to result in any material liability to the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (the "PBGC"), (ii) engage in or permit any person to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Plan which would subject a Borrower to any material tax, penalty or other liability, (iii) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (iv) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBGC by reason of termination of any Plan.

     7.12 ACCOUNTING CHANGES. Make, or permit any Subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by GAAP in effect from time to time.

     7.13 TRANSACTIONS WITH AFFILIATES. Except as otherwise specifically set forth in this Agreement, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction, with any Affiliate except in the ordinary course of business and at prices and on terms not less favorable to it than those which would have been obtained in an arm's-length transaction with a non-affiliated third party.

                         SECTION 8. EVENTS OF DEFAULT.

     Upon the occurrence and during the continuance of any of the following events (each an Event of Default):

               (a) The Borrower shall fail to pay any interest on or principal of the Revolving Credit Note when due or shall fail to pay any other amount payable hereunder; or the Borrower or the Guarantor shall default under any other Loan Document; or

               (b) Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been false in any material respect on or as of the date made or deemed made; or

               (c) The Borrower shall default in the observance or performance of any covenant or provision contained in Section 5, 6 or 7 hereof; or

               (d) The Borrower shall default in the observance or performance of any other provision contained in this Agreement and such default shall continue unremedied for a period of 10 days after written notice thereof is given to the Borrower by the Bank; or

               (e) Any Specified Person shall (i) default in any payment of any indebtedness for borrowed money (other than the Revolving Credit Note) beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, in each case the effect of which default or other event or condition is to cause or permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such indebtedness to become due prior to its stated maturity; or

               (f) (i) Any Specified Person shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Specified Person shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Specified Person any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Specified Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall have not been vacated, discharged, or stayed or bonded pending appeal within 20 days from the entry thereof; or (iv) any Specified Person shall take any action in furtherance of, or indicate its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) of this Section 8(f); or (v) any Specified Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (g) (i) any Specified Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for 10 days after notice of such Reportable Event pursuant to Section 4043(a), (c) or
(d) of ERISA is given or the continuance of such proceedings for 10 days after commencement thereof, as the case may be, (iv) any Plan shall terminate for purposes of Title IV of ERISA, and in each case in clauses (i) through (iv) above, such event or condition could subject the Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations or property of the Borrower; or

               (h) the rendition by any court of a final judgment against any Specified Person which shall not be satisfactorily stayed, discharged, vacated or set aside within 60 days of the making thereof; or the attachment of any property of any Specified Person which has not been released or provided for to the reasonable satisfaction of the Bank within 60 days after the making therefor; or

               (i) any Guarantee of any Guarantor shall cease to be in full force and effect; or

               (j) the Bank shall have determined in its sole discretion that one or more conditions exist or events have occurred which have resulted or may result in a material adverse change in the business, properties or financial condition of the Borrower;

then, in any such event, any or all of the following actions may be taken: (i) the Bank may, at its option, declare the Commitment to be terminated forthwith, whereupon the Commitment and all obligations to the Bank to make Revolving Credit Loans shall immediately terminate; (ii) the Bank may, at its option, declare the Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Revolving Credit Note to be due and payable and the same, and all interest accrued thereon, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, anything contained herein or in any instrument evidencing the Revolving Credit Loans to the contrary notwithstanding.

                         SECTION 9.  COLLATERAL SECURITY

     GENERAL LOAN AND COLLATERAL AGREEMENT. The Borrower and any Guarantor hereby grant to the Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Revolving Credit Loan. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE REVOLVING CREDIT LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

                           SECTION 10. MISCELLANEOUS.

     10.1 NOTICES. A11 notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing unless otherwise expressly provided herein and shall be deemed to have been duly given or made when delivered by hand, or by telegram or telecopy, or when deposited in the mail addressed as follows, or to such address as may be hereafter notified in writing by the respective parties hereto and any future holders of the Revolving Credit
Note:

          The Borrower:        KSW, Inc.
                               37-16 23rd Street
                               Long Island City, New York 11101
                               Attn:  Mr. Floyd Warkol
                                      Chief Executive Officer

        The Bank:              Fleet Bank, N.A.
                               97-77 Queens Boulevard
                               Rego Park, New York 11374-3317
                               Attn:  Mr. Thomas A. Rogers
                                      Vice President

     10.2 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right.

     10.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Revolving Credit Note.

     10.4  PAYMENT OF EXPENSES; EXAMINATION.

               (a) The Borrower agrees to pay or reimburse the Bank for all its costs and expenses incurred in connection with (a) the enforcement or preservation of any rights under this Agreement or the Revolving Credit Note or any other instrument or agreement entered into in connection herewith or therewith including, without limitation, the reasonable fees and disbursements of attorneys for the Bank, and (b) any claim or action threatened, made or brought against the Bank arising out of or relating to any extent to this Agreement, the Revolving Credit Note or Loan Documents or any instrument or agreement entered into in connection with the transactions contemplated hereby or thereby if the Bank prevails in any such action or proceeding or the Borrower makes payment to the Bank on account of any sums demanded by it prior to the disposition of any such action or proceeding or in settlement thereof.

               (b) The Borrower agrees that at any time and from time to time the Bank may conduct, at the Borrower's expense, an examination of the Borrower's books and records. The obligations set forth in this Section 10.4 shall be in addition to any other obligations or liabilities of the Borrower to the Bank hereunder or at common law or otherwise. The provisions of this Section
10.4 shall survive the payment of the Revolving Credit Note and the termination of this Agreement.

     10.5 PLEDGE TO A FEDERAL RESERVE BANK. The Bank may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Revolving Credit Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

     10.6 PARTICIPATIONS. The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower or any Guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Revolving Credit Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder.

          The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Assignees and Participants, provided that the Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

     10.7 WAIVER OF JURY TRIAL, SET-OFF AND COUNTERCLAIM. THE BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT AND MAKE THE REVOLVING CREDIT LOANS. THE BORROWER WAIVES THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY KIND OR DESCRIPTION IN ANY SUCH LITIGATION.

     10.8 WAIVER OF AUTOMATIC STAY. THE BORROWER AGREES THAT, IN THE EVENT THAT THE BORROWER, ANY GUARANTOR OR ANY OF THE PERSONS OR PARTIES CONSTITUTING THE BORROWER OR A GUARANTOR SHALL (i) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER TITLE 11 OF THE U.S. CODE, AS AMENDED ("BANKRUPTCY CODE"), (ii) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE, (iii) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS, (iv) HAVE SOUGHT OR CONSENT TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR, OR (v) BE THE SUBJECT OF ANY ORDER, JUDGMENT, OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST SUCH PARTY FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR RELIEF TO DEBTORS, THE BANK SHALL THEREUPON BE ENTITLED AND THE BORROWER IRREVOCABLY CONSENTS TO IMMEDIATE AND UNCONDITIONAL RELIEF FROM ANY AUTOMATIC STAY IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO THE BANK AS PROVIDED FOR HEREIN, IN ANY NOTE, OTHER LOAN DOCUMENTS DELIVERED IN CONNECTION HEREWITH AND AS OTHERWISE PROVIDED BY LAW, AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO SUCH RELIEF AND WILL NOT CONTEST ANY MOTION BY THE BANK SEEKING RELIEF FROM THE AUTOMATIC STAY AND THE BORROWER WILL COOPERATE WITH THE BANK, IN ANY MANNER REQUESTED BY THE BANK, IN ITS EFFORTS TO OBTAIN RELIEF FROM ANY SUCH STAY OR OTHER PROHIBITION.

     10.9 MODIFICATION AND WAIVER. No modification or waiver of, or with respect to any provision of this Agreement or any document or instrument delivered in connection therewith shall be effective unless and until it shall be in writing and signed by the Bank, and then such modification or waiver shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

     10.10 SUCCESSOR AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Bank, all future holders of the Revolving Credit Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank. The term "Bank" as used herein shall be deemed to include the Bank and its successors, endorsees and assigns.

     10.11 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement, the Revolving Credit Note and any documents and instruments delivered in connection herewith and therewith and the rights and duties of the parties hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York and the Borrower consents to the jurisdiction of the courts of the State of New York in any action brought to enforce any rights of the Bank under this Agreement and any document or instrument related hereto.

    10.12 ENTIRE AGREEMENT. This Agreement and any other agreements, documents and instruments executed and delivered pursuant to or in connection with the Obligations contain the entire agreement between the parties relating to the subject matter hereof and thereof. The Borrower expressly acknowledges that the Bank has not made and the Borrower is not relying on any oral representations, agreements or commitments of the Bank or any officer, employee, agent or representative thereof.

     10.13 INTEREST ADJUSTMENT. All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Revolving Credit Loans or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Revolving Credit Loans exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then the Revolving Credit Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank in the execution, delivery and acceptance of the Revolving Credit Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest and amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Bank.

     10.14 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed and delivered by their proper and duly authorized officer as of the day and year first above written.

                                        KSW, INC.

                                        By:/s/ Floyd Warkol
                                           Floyd Warkol
                                           Chief Executive Officer


                                        FLEET BANK, N.A.

                                        By:/s/ Thomas A. Rogers
                                           Thomas A. Rogers
                                           Vice President